Exhibit (h)(4)(xxxii)

AMENDMENT NO. 14

SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 14, dated as of February 1, 2021 (“Amendment No. 14”), to the Second Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), Equitable Financial Life Insurance Company, Equitable Investment Management Group, LLC and Equitable Distributors, LLC (collectively, the “Parties”).

The Parties hereby agree to amend the Agreement as follows:

1.	Name Change. Effective February 1, 2021, the name of EQ/BlackRock Basic Value Equity Portfolio is changed to EQ/Value Equity Portfolio.

2.	New Portfolios.

a.	Effective April 12, 2021, the following Portfolio is hereby added to the Agreement on the terms and conditions contained in the Agreement:

•	EQ/Core Plus Bond Portfolio

b.	Effective April 30, 2021, the following Portfolios are hereby added to the Agreement on the terms and conditions contained in the Agreement:

•	EQ/Aggressive Allocation Portfolio

•	EQ/Conservative Allocation Portfolio

•	EQ/Conservative-Plus Allocation Portfolio

•	EQ/Moderate Allocation Portfolio

•	EQ/Moderate-Plus Allocation Portfolio

•	Target 2015 Allocation Portfolio

•	Target 2025 Allocation Portfolio

•	Target 2035 Allocation Portfolio

•	Target 2045 Allocation Portfolio

•	Target 2055 Allocation Portfolio

3.	Name Change. Effective May 1, 2021, the name of EQ/Invesco Global Real Estate Portfolio is changed to EQ/Invesco Global Real Assets Portfolio.

4.

Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust on behalf of which the Trust is entering into the Agreement, is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 14 as of the date first above set forth.

EQ ADVISORS TRUST		EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Kenneth Kozlowski
	Name: Brian Walsh Title: Chief Financial Officer and Treasurer		Name: Kenneth Kozlowski Title: Managing Director

EQUITABLE DISTRIBUTORS, LLC		EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By:	/s/ Nicholas B. Lane	By:	/s/ Michal Levy
	Name: Nicholas B. Lane Title: Chairman of the Board, President and Chief Executive Officer		Name: Michal Levy Title: Director, Senior Vice President and Chief Operating Officer

SCHEDULE B

AMENDMENT NO. 14

SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT

1290 VT Convertible Securities Portfolio 1290 VT DoubleLine Dynamic Allocation Portfolio 1290 VT DoubleLine Opportunistic Bond

Portfolio 1290 VT Energy Portfolio 1290 VT Equity Income Portfolio 1290 VT GAMCO Mergers & Acquisitions Portfolio 1290 VT GAMCO Small Company Value Portfolio 1290 VT High Yield Bond Portfolio 1290 VT Low Volatility Global Equity Portfolio 1290 VT Micro Cap Portfolio 1290 VT Moderate Growth Allocation Portfolio 1290 VT Multi-Alternative Strategies Portfolio 1290 VT Natural Resources Portfolio 1290 VT Real Estate Portfolio 1290 VT Small Cap Value Portfolio 1290 VT SmartBeta Equity Portfolio 1290 VT Socially Responsible Portfolio

EQ/All Asset Growth Allocation Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond

Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/AXA Investment Managers Moderate Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM®Large Cap Portfolio

EQ/First Trust Moderate Growth Allocation Portfolio

EQ/Franklin Balanced Managed Volatility Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio (formerly, EQ/Invesco Global Real Estate Portfolio)****

EQ/Invesco International Growth Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Legg Mason Growth Allocation Portfolio

EQ/Legg Mason Moderate Allocation Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio (formerly, EQ/BlackRock Basic Value Equity Portfolio)***

EQ/Wellington Energy Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

EQ/Core Plus Bond Portfolio*

EQ/Aggressive Allocation Portfolio**

EQ/Conservative Allocation Portfolio**

EQ/Conservative-Plus Allocation Portfolio**

EQ/Moderate Allocation Portfolio**

EQ/Moderate-Plus Allocation Portfolio**

Target 2015 Allocation Portfolio**

Target 2025 Allocation Portfolio**

Target 2035 Allocation Portfolio**

Target 2045 Allocation Portfolio**

Target 2055 Allocation Portfolio**

*	Effective April 12, 2021, this Portfolio is added to the Agreement.
**	Effective April 30, 2021, this Portfolio is added to the Agreement.
***	Effective February 1, 2021, the name of EQ/BlackRock Basic Value Equity Portfolio is changed to EQ/Value Equity Portfolio.
****	Effective May 1, 2021, the name of EQ/Invesco Global Real Estate Portfolio is changed to EQ/Invesco Global Real Assets Portfolio.